UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2009

CENTURY PROPERTIES FUND XIX, LP

(Exact name of Registrant as specified in its charter)

Delaware	0-11935	94-2887133
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Please see the description under Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Century Properties Fund XIX, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in Lakeside at Vinings, LLC, a Delaware limited liability company (the “Lakeside Company”), which owns Lakeside at Vinings Mountain (“Lakeside”), a 220-unit apartment complex located in Atlanta, Georgia. On November 4, 2009, the Lakeside Company obtained a second mortgage loan in the principal amount of $3,900,000 on Lakeside.  The second mortgage loan bears interest at a fixed rate of 5.57% per annum, and requires monthly payments of principal and interest of approximately $22,000 beginning January 1, 2010 through the July 1, 2013 maturity date.  If no event of default exists at maturity, the maturity date will automatically be extended for one additional year, to July 1, 2014, during which period the mortgage would bear interest at the one-month LIBOR Index plus 350 basis points, and would require monthly payments of principal and interest.  The Lakeside Company may prepay the second mortgage at any time with 30 days written notice to the lender subject to a prepayment penalty.

The Registrant also owns a 100% interest in Peak at Vinings, LLC, a Delaware limited liability company (the “Peak Company”), which owns The Peak at Vinings Mountain (“The Peak”), a 280-unit apartment complex located in Atlanta, Georgia. On November 4, 2009, the Peak Company obtained a second mortgage loan in the principal amount of $3,900,000 on The Peak.  The second mortgage loan bears interest at a fixed interest rate of 5.56% per annum, and requires monthly payments of principal and interest of approximately $22,000 beginning January 1, 2010 through the July 1, 2013 maturity date.  If no event of default exists at maturity, the maturity date will automatically be extended for one additional year, to July 1, 2014, during which period the mortgage would bear interest at the one-month LIBOR Index plus 350 basis points, and would require monthly payments of principal and interest.  The Peak Company may prepay the second mortgage at any time with 30 days written notice to the lender subject to a prepayment penalty.

In accordance with the terms of both loan agreements, payment of the loans may be accelerated at the option of the lender if an event of default, as defined in the applicable loan agreements, occurs.  Events of default include nonpayment of monthly principal and interest by the due date; nonpayment of the matured balance of the loan on the maturity date; and the occurrence of any breach or default in the performance of any of the covenants or agreements made by the Registrant.

In accordance with the Amended and Restated Limited Partnership Agreement of the Registrant, the Registrant’s managing general partner has evaluated the cash requirements of the Registrant and determined that the net financing proceeds will be used to repay outstanding loans and payables due to an affiliate of the Registrant’s managing general partner.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibit

10.48       Multifamily Note between Lakeside at Vinings, LLC, a Delaware limited liability company, and Keycorp Real Estate Capital Markets, Inc., an Ohio corporation, dated November 4, 2009.*

10.49       Multifamily Note between Peak at Vinings, LLC, a Delaware limited liability company, and Keycorp Real Estate Capital Markets, Inc., an Ohio corporation, dated November 4, 2009.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES FUND XIX, LP

By:  Fox Partners II

General Partner

By:  Fox Capital Management Corporation

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director

Date:  November 10, 2009